UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 15, 2014

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On April 15 and 16, 2014, Amkor Technology, Inc. (“Amkor”) issued 7,373,120 and 11,258,057 shares of common stock, respectively, in connection with the conversion of $56,350,000 aggregate principal amount of Amkor’s 6.00% Convertible Senior Subordinated Notes due April 15, 2014 (the “Notes”), which Notes were surrendered for conversion pursuant to the terms of the indenture governing the Notes by the close of business on April 14, 2014 (the conversion election deadline). The conversion rate provided under the terms of the Notes was 330.6332 shares of common stock per $1,000 principal amount of Notes, equivalent to a conversion price of approximately $3.02 per share of common stock. The issuance of common stock was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act. In connection with the conversion, Amkor made an aggregate cash payment to the converting holders in the amount of $1,690,500 in accrued and unpaid interest with respect to the Notes being converted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2014	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary